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                                                                EXHIBIT (a) 2.c.

                             ARTICLES SUPPLEMENTARY

                   AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC.

        INCREASING AUTHORIZED SHARES FOR "INTERNATIONAL STOCK PORTFOLIO", "SMALL-CAP/MID-CAP PORTFOLIO" AND "GOVERNMENT BOND PORTFOLIO" SERIES'

     Pursuant to the provisions of Section 2-208.1 of the Maryland General Corporation Law, American National Investment Accounts, Inc. (the "Corporation") adopts the following Articles Supplementary:

                                   ARTICLE ONE

     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                   ARTICLE TWO

     The Corporation has two billion (2,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporation's stock is twenty million dollars ($20,000,000).

                                  ARTICLE THREE

     Prior to the adoption of these Articles Supplementary, the Corporation had eight single-class series of shares, each of the shares of such series having a par value of $0.01 per share, as listed below with the number of authorized shares for each such series listed opposite its name:

Growth Portfolio               One hundred fifteen million (115,000,000) shares
Equity Income Portfolio        One hundred twenty million (120,000,000) shares
Balanced Portfolio             One hundred fifteen million (115,000,000) shares
Money Market Portfolio         One billion, fifty million (1,050,000,000) shares
Government Bond Portfolio      Fifteen million (15,000,000) shares
Small-Cap/Mid-Cap Portfolio    Ten million (10,000,000) shares
High Yield Bond Portfolio      Forty million (40,000,000) shares
International Stock Portfolio  Twenty million (20,000,000) shares

                                  ARTICLE FOUR

     At a meeting of the Board of Directors of the Corporation (the "Board") held on February 20, 2003, in accordance with Section 2-208.1 of the Maryland General Corporation Law and Article V of the Corporation's Amended and Restated Articles of Incorporation, the Board passed resolutions increasing the number of authorized shares of the Government Bond Portfolio to a total of thirty million (30,000,000) shares; increasing the number of authorized shares of the Small-Cap/Mid-Cap Portfolio to a total of thirty million (30,000,000) shares; and increasing the number of authorized shares of the International Stock Portfolio to a total of forty-five million (45,000,000)

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shares. Such increases shall be made by classifying sixty million (60,000,000)
shares of the Corporation's authorized but unissued and unclassified stock to such portfolios. The total number of authorized shares of all classes and series of the Corporation remains two billion (2,000,000,000) shares.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 21st day of February, 2003.

ATTEST:                              AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC.




/s/ TERESA AXELSON                   By: /S/ MICHAEL W. MCCROSKEY
-----------------------------           -------------------------------
Teresa E. Axelson, Secretary            Michael W. McCroskey, President


     THE UNDERSIGNED, President of American National Investment Accounts, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                          /s/ MICHAEL W. MCCROSKEY
                                         -------------------------------
                                         Michael W. McCroskey, President